                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1988 Stock Option Plan and the 1990 Qualified Stock Purchase Plan of Xilinx, Inc. of our report dated April 17, 1996, with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in the Annual Report (Form 10-K) for the year ended March 30, 1996, filed with the Securities and Exchange Commission.

                                                          /s/  Ernst & Young LLP

San Jose, California
September 13, 1996